Exhibit 10.3

Prepared by and after recording return to:
Kane, Russell, Coleman & Logan, P.C.
3700 Thanksgiving Tower
1591 Elm Street
Dallas, Texas 75201
Attention:  David N. Condon
Telephone:  (214) 777-4224

STATE OF MISSISSIPPI

COUNTY OF HARRISON

AMENDED AND RESTATED SIXTEENTH SECTION
               COMMERCIAL LEASE CONTRACT

THIS AMENDED AND RESTATED SIXTEENTH SECTION COMMERCIAL LEASE CONTRACT (this “Lease”), is made and entered into effective as of the 28th day of July, 1998 (the “Effective Date”), by and between the HARRISON COUNTY BOARD OF EDUCATION, whose address is Box 1090, Gulfport, MS 39502 (“LESSOR”), and GULFPORT RETAIL PARTNERS, L.P., a Texas limited partnership, whose address is 5605 N. MacArthur, Suite 210, Irving, Texas 75038, Phone (972) 714-0765 (“LESSEE”):

WITNESSETH:

A.That reference is made to that certain Sixteenth Section Commercial Lease Contract, dated as of July 28, 1998 (the “Original Lease”), made and entered into by and between LESSOR and LESSEE, filed for record July 28, 1998, recorded in Book 1417, beginning at Page 512 in the Office of the Chancery Clerk of Harrison County, Mississippi, First Judicial District; and

B.That upon the execution, delivery and recordation of this Lease in the Office of the Chancery Clerk of Harrison County, Mississippi, First Judicial District, the Original Lease shall be completely amended and restated to read in its entirety as set forth in this Lease.

NOW, THEREFORE, for the terms and in consideration of the fair market annual ground rental hereinafter set forth, and the covenants, conditions, and obligations hereinafter set forth, LESSOR does hereby lease, let and rent unto LESSEE the following commercial land (the “Leased Premises”), under the jurisdiction of the Harrison County School District, to-wit:

Section 16, Township 7, South, Range 11 West

COMMENCING AT THE NORTHEAST CORNER OF SECTION 16, TOWNSHIP 7 SOUTH, RANGE 11 WEST, HARRISON COUNTY, MISSISSIPPI; THENCE SOUTH 89°42’00” WEST A DISTANCE OF 71.44 FT.; THENCE SOUTH 00° 08’ 23” WEST A DISTANCE OF 64.06 FT. TO A POINT, SAID POINT BEING THE INTERSECTION OF THE SOUTH RIGHT-OF-WAY OF COMMUNITY ROAD AND THE WEST RIGHT-OF-WAY OF KLEIN ROAD; THENCE SOUTH 89° 36’ 43” WEST ALONG SAID SOUTH RIGHT-OF-WAY OF COMMUNITY ROAD WITH AN EXISTING 100.00 FT.

RIGHT-OF-WAY FOR A DISTANCE OF 767.33 FT. TO THE POINT OF BEGINNING; THENCE SOUTH 00° 19’ 04” WEST A DISTANCE OF 2557.35 FT. TO A POINT; THENCE FROM SAID POINT RUN ALONG A CURVE TO THE RIGHT, HAVING A DELTA ANGLE OF 35° 46’ 01”, A RADIUS OF 842.50 FT., A TANGENT OF 271.85 FT. AND AN ARC LENGTH OF 525.93 FT. TO A POINT; THENCE NORTH 45° 09’ 51” WEST A DISTANCE OF 245.18 FT. TO A POINT, SAID POINT BEING THE BEGINNING OF A TANGENT CURVE TO THE LEFT; THENCE ALONG SAID CURVE HAVING A DELTA ANGLE OF 27° 27’ 53”, A RADIUS OF 1555.00 FT., A TANGENT OF 380.00 FT. AND AN ARC LENGTH OF 745.39 FT. TO A POINT; THENCE NORTH 72° 37’ 44” WEST A DISTANCE OF 624.00 FT. TO A POINT SAID POINT BEING THE BEGINNING OF A CURVE TO THE LEFT; THENCE ALONG SAID CURVE HAVING A DELTA ANGLE OF 06° 19’ 43”, A RADIUS OF 804.50 FT., A TANGENT OF 44.48 FT. AND AN ARC LENGTH OF 88.86 FT. TO A POINT; THENCE FROM SAID POINT RUN ALONG A CURVE TO THE LEFT HAVING A DELTA ANGLE OF 35° 05’ 23”, A RADIUS OF 400.00 FT., A TANGENT OF 126.46 FT. AND AN ARC LENGTH OF 244.97 FT. TO A POINT; THENCE NORTH 46° 06’ 32” WEST A DISTANCE OF 182.87 FT. TO A POINT, SAID POINT BEING THE BEGINNING OF A CURVE TO THE RIGHT; THENCE ALONG SAID CURVE HAVING A DELTA ANGLE OF 50° 27’ 19”, A RADIUS OF 400.00 FT., A TANGENT OF 188.46 FT. AND AN ARC LENGTH OF 352.25 FT. TO A POINT; THENCE NORTH 04° 20’ 48” EAST A DISTANCE OF 199.23 FT. TO A POINT, SAID POINT BEING THE BEGINNING OF A CURVE TO THE RIGHT; THENCE ALONG SAID CURVE HAVING A DELTA ANGLE OF 29° 51’ 56”, A RADIUS OF 350.00 FT., A TANGENT OF 93.34 FT. AND AN ARC LENGTH OF 182.44 FT. TO A POINT; THENCE NORTH 34° 12’ 43” EAST A DISTANCE OF 629.57 FT. TO A POINT, SAID POINT BEING ON THE SOUTH RIGHT-OF-WAY LINE OF SAID COMMUNITY ROAD; THENCE NORTH 89° 36’ 43” EAST ALONG SAID RIGHT-OF-WAY A DISTANCE OF 70.65 FT. TO A POINT; THENCE SOUTH 00° 07’ 48” EAST A DISTANCE OF 458.50 FT. TO A POINT; THENCE NORTH 89° 36’ 43” EAST A DISTANCE OF 380.00 FT. TO A POINT; THENCE NORTH 00° 07’ 48” WEST A DISTANCE OF 458.50 FT. TO A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF SAID COMMUNITY ROAD; THENCE NORTH 89° 36’ 43” EAST ALONG SAID RIGHT-OF-WAY A DISTANCE OF 50.00 FT. TO A POINT; THENCE SOUTH 00° 07’ 48” EAST A DISTANCE OF 458.50 FT. TO A POINT; THENCE NORTH 89° 36’ 43” EAST A DISTANCE OF 329.90 FT. TO A POINT; THENCE. NORTH 13° 10’ 49” EAST A DISTANCE OF 471.66 FT. TO A POINT, SAID POINT BEING ON THE SOUTH RIGHT-OF-WAY LINE OF SAID COMMUNITY ROAD; THENCE NORTH 89° 36’ 43” EAST ALONG SAID. RIGHT-OF-WAY A DISTANCE OF 963.74 FT. TO THE POINT OF BEGINNING.

Said Leased Premises containing 3,860,441.09 square feet or 88.62 acres, more or less.

1.REPLACEMENT LEASE. This Lease is made and entered into between LESSOR and LESSEE with respect to the Leased Premises in substitution for and as a partial replacement of that certain Sixteenth Section Commercial Lease Contract (the “Original Royal Casino Lease”), previously made and entered into between LESSOR, as lessor, and Royal Casino Corporation, a Mississippi corporation (“Royal Casino”), dated November 8, 1993, filed for record December 13, 1993, recorded in Book 1259, beginning at Page 514 in the Real Property Records of Harrison County, Mississippi, as amended by that certain Sixteenth Section Commercial Lease Contract Addendum (the “Addendum”), dated December 5, 1994, made and entered into by and between LESSOR, as lessor, and Royal Casino, as lessee, filed for record February 20, 1995, recorded in Book 1298, beginning at Page 45 in the Real Property Records of Harrison County, Mississippi. The Original Royal Casino Lease as amended by the Addendum is hereinafter referred to as the “Royal Casino Lease”. Royal Casino has assigned to LESSEE all of Royal Casino’s rights, titles and interests in and to the Royal Casino Lease to the extent, and only to the extent, the same relates to the Leased Premises and all of the benefits, entitlements, hereditaments, rights and privileges relating thereto pursuant to that certain Partial Assignment and Assumption and Partial Termination of Sixteenth Section Commercial Lease Contract, previously made and entered into between Royal Casino, as assignor, and LESSEE, as assignee, dated July 28, 1998, filed for record July 28, 1998, recorded in Book 1417, beginning at Page 501 in the Real Property Records of Harrison County, Mississippi, and this Lease is made and entered into between LESSOR and LESSEE as provided by the Royal Casino Lease and pursuant to Mississippi law.

2.TERM.A. The initial term (the “Initial Term”) of this Lease shall commence as of the Effective Date, and unless sooner terminated as hereinafter provided, shall expire on the 8th day of November, 2033, at which time LESSEE shall have an option to renew this Lease for a term not to exceed twenty-five (25) years as determined by LESSEE, and upon said renewal the parties shall execute a new lease setting out the additional lease period and satisfying the provisions of all applicable statutes setting forth the procedure and requirements for the execution of a lease for sixteenth section lands classified for commercial use. LESSEE shall have at that time a prior right, exclusive of all other persons, to re-lease the Leased Premises at an annual fair market ground rental based upon the appraised fair market value of the raw land contained within the Leased Premises, as raw land, excluding all buildings and improvements located on or within the Leased Premises. LESSEE, at the final expiration of the above said twenty-five (25) year term, shall have the prior right, exclusive of all other persons, to re-lease the Leased Premises, for the maximum terms allowed by law at the time of the aforesaid final expiration, and on such other terms as may be agreed upon between LESSEE and LESSOR.

B.In addition to the option rights of LESSEE to renew this Lease and re-lease the Leased Premises as set forth above, LESSOR and LESSEE hereby agree that LESSEE shall have the right, at any time during the Initial Term of this Lease after major capital improvements have been made on the Leased Premises, to request an appraisal of the Leased Premises based upon the appraised fair market value of the raw land contained within the Leased Premises, as raw land, excluding all buildings and improvements located on or within the Leased Premises (“Appraisal”) and in accordance with all standards that may be required by applicable laws. In any and all instances, LESSEE shall be responsible for all actual and reasonable expenses incurred in connection with the preparation and approval of any such Appraisal requested by LESSEE, regardless of whether or not LESSEE thereafter exercises the new lease contract option set forth below in this Paragraph 2B. After receipt of such Appraisal as approved by LESSOR and any and all other parties required to approve such Appraisal under applicable laws in order to effect the new lease contract option transaction described below in this Paragraph 2B, LESSEE shall have the option to cancel this Lease and execute a new lease contract as permitted by Mississippi Code of 1972, § 29-3-69, provided that prior to the execution of such new lease contract, the provisions of all applicable statutes setting forth the procedure and requirements for the execution of a lease for sixteenth section lands or lieu lands have been satisfied. Such new lease contract shall include the following provisions: (i) an initial term of a maximum of forty (40) years as determined by LESSEE; (ii) an annual fair market ground rental based upon such Appraisal; and (iii) other applicable terms and provisions the same as contained in this Lease. LESSEE’s option to cancel this Lease and enter into a new lease contract as provided by this Paragraph 2B shall be exercised, if at all, within ninety (90) days after LESSEE’s receipt of the Appraisal approved by LESSOR and any and all other parties required to approve such Appraisal under applicable laws in order for LESSOR to enter into such new lease contract.

3.A. LESSEE covenants and agrees to pay as annual ground rental to LESSOR at the office of the Harrison County Superintendent of Education, P.O. Box 1090, Gulfport, Mississippi, 39502 the sum of Sixty Five Thousand Six Hundred Two and 13/100 Dollars ($65,602.13) in annual installments subject to rent adjustments as hereinafter provided. It is specifically agreed between LESSOR and LESSEE that LESSEE will have the unrestricted right to pay said annual rent in monthly installments of Five Thousand Four Hundred Sixty Six and 84/100 Dollars ($5,466.84) which shall be due and payable on the first day of each and every month during which the right to make monthly payments is being executed.

B.Rent set forth herein is subject to the rent adjustment clause in Paragraph 17 of this Lease. Any further lease granted to an assignee or other transferee in accordance with the provisions of Paragraph 5 herein, which lease is executed more than one (1) year after the execution of this Lease, shall have its annual rental adjusted from inception of said original lease in accordance with Paragraph 17 of this Lease.

C.Notwithstanding anything to this Lease which may appear to the contrary, the actual amount of annual ground rental to be paid to LESSOR by LESSEE for the first year of this Lease shall be an amount equal to the product of Sixty Five Thousand Six Hundred Two and 13/100 Dollars ($65,602.13) divided by Three Hundred Sixty Five (365) multiplied by the actual number of calendar days in the period beginning on the Effective Date and ending on November 7, 1998.

4.TAXES AND SPECIAL ASSESSMENTS. LESSEE covenants and agrees to pay any and all general property taxes, ad valorem taxes and special assessments, if ever any there be, applicable to or against the Leased Premises and improvements thereon, and LESSEE’s interest therein. LESSEE shall not be obligated or required to pay any income, profit or revenue tax upon the income or receipts of LESSOR. LESSEE will furnish LESSOR paid tax receipts for the preceding year at the time annual rental installments are paid. Notwithstanding the foregoing, LESSEE, at LESSEE’s own cost and expense may contest the amount or validity of any tax or assessment (“Imposition”) in any manner permitted by law. Such contest by LESSEE may include appeals from any judgment, decree or order until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter. However, notwithstanding any such contest by LESSEE, LESSEE shall pay the contested Imposition as provided in this Paragraph, unless, in the case of a contest by LESSEE, LESSEE is permitted to withhold payment of the contested Imposition in connection with such contest if allowed by applicable laws; and in such case, LESSEE may defer the payment of the Imposition LESSEE is contesting.

5.ASSIGNMENT. LESSEE may freely assign this Lease in whole or in part, whereupon LESSEE shall be relieved of any obligations accruing subsequent to the assignment, subject to the consent of LESSOR, which consent shall not be unreasonably withheld or arbitrarily denied, and action by LESSOR upon LESSEE’s request to assign this Lease shall be made no later than thirty (30) days after written notice of LESSEE’s request for said consent. Any assignee shall have the exclusive right to obtain a new commercial lease at the same annual rental set forth in Paragraph 3 of this Lease, pro-rated to the portion of the Leased Premises thereby transferred. In the event of an assignment of LESSEE’s leasehold estate in and to the Leased Premises, LESSEE shall, within thirty (30) days after such assignment, give notice in writing and provide a true copy of the instrument evidencing such assignment to LESSOR. In connection with any assignment of this Lease, LESSEE shall be relieved of any obligations accruing subsequent to such assignment as to any parcels assigned, including, without limitation, future rent payments arid liability under Paragraph 10 and Paragraph 11 below.

6.SUBLEASE. LESSOR and LESSEE acknowledge and agree that LESSEE intends to develop the Leased Premises as a shopping center and that LESSEE shall have the unrestricted right to enter into sublease agreements relating to portions of the Leased Premises with various tenants for retail, restaurant, service and/or office purposes or for any other lawful use whatsoever in connection therewith without the consent of LESSOR. LESSOR shall, within fifteen (15) days of LESSEE’s request accompanied by a true copy of any sublease permitted hereunder, execute and deliver to any subtenant under such sublease, a nondisturbance agreement reasonably acceptable to LESSOR and such subtenant, which shall assure such subtenant, so long as such subtenant is not in default under its sublease after applicable periods for notice, grace and/or opportunity to cure defaults under such sublease, the quiet possession of its subleasehold estate not extending beyond the term thereof.

7.NO GAMING SITES. Notwithstanding anything in this Lease to the contrary, LESSEE covenants and agrees that no portion of the Leased Premises shall be developed, leased, used or occupied for gaming purposes.

8.OWNERSHIP OF IMPROVEMENTS.A. Upon final expiration or the sooner termination of this Lease, including any renewals or extensions hereof, all improvements made by LESSEE (or LESSEE’s successors, assigns and sublessees) during the term of this Lease then and on that date situated on the Leased Premises shall become the property of LESSOR, except that LESSEE shall have one hundred twenty (120) days after expiration or termination to remove any improvements made by LESSEE (or LESSEE’s successors, assigns and sublessees) during the term of this Lease, at LESSEE’s election; provided, however, that LESSEE shall during said time to remove improvements pay the pro-rata rent in effect at the time of said expiration or termination. While this Lease continues in force and effect, LESSEE shall have the unrestricted right to remove, change, alter, modify, add to or subtract from any improvements on the Leased Premises made by LESSEE during the term of this Lease as LESSEE may in its sole discretion elect so to do, and LESSOR, while this Lease or any extension thereof continues in force and effect, shall have no ownership interest in any such improvements.

B.If any buildings are removed by LESSEE, LESSOR shall have the right to require LESSEE to remove all foundations and paved areas, fill any excavations with soil material similar to the soils found on the site and suitable as a foundation support for further construction and generally restore the Leased Premises to a condition suitable for construction, use and occupancy by others unless same shall be specifically waived by LESSOR.

C.LESSEE shall have the right, without LESSOR’s consent, to remove existing structures and to construct new or replacement buildings, structures or other improvements on the Leased Premises. Nothing contained in this Lease shall be construed to require LESSEE to secure LESSOR’s permission for exterior or interior alteration within existing or hereafter constructed structures or for ordinary maintenance procedures.

9.DEFAULT.A. Any one of the following events which is not cured within the cure period set forth in Paragraph 9B below shall constitute grounds for immediate default of this Lease:

(a)	Failure to pay rent within thirty (30) days after the due date thereof.
(b)	Failure to pay ad valorem or other taxes applicable to the Leased Premises as or when due which may be imposed upon the leasehold estate by any taxing authority.
(c)	Any full or partial assignment or sublease made in violation of the provisions of this Lease.

B.In the event of LESSEE’s default in the obligation to pay rent or any other obligation of LESSEE under this lease requiring the payment of money, LESSEE shall be entitled to notice in writing of such breach and shall have (30) days from the date of the notice to cure such breach. In the event of LESSEE’s breach of any covenant or obligation contained in this Lease other than LESSEE’s obligation to pay rent, LESSEE shall be entitled to notice in writing of the breach and shall have sixty (60) days from the date of the notice to cure or correct such breach provided that if such breach cannot with reasonable diligence be cured within said 60-day period, same shall not constitute a default hereunder if LESSEE commences to cure such breach within said 60-day period and continues to complete such cure with reasonable diligence. Upon the failure of LESSEE to correct or cure such breach within such time period, LESSOR shall have the option to declare this Lease in immediate default. LESSOR’s failure to assert any grounds for default shall not be deemed a waiver of the right to do so at any time. In the event of default in the payment of rent or breach of any of the terms of this Lease, and if the same is turned over to any attorney for collection or other action, or in the event that any other litigation is commenced by either party to this Lease, it is agreed that the party who does not prevail in such litigation shall pay all costs of such collection or other action, including a reasonable attorney’s fee.

10.REMEDIES. In the event of LESSEE’s breach of any obligation herein expressed and such default is not corrected within the time allowed, then LESSOR, having declared this Lease in default, shall have the following rights and may exercise any one or more of the following remedies in addition to such other rights, remedies and liens as may be allowed at law or in equity:

(a)

LESSOR may declare this Lease terminated and may then enter upon and  take possession of the Leased Premises. LESSOR shall not be obligated to relet the Leased Premises, but any amount received pursuant to any subsequent lease shall be the exclusive property of LESSOR. Provided, however, that any rent collected pursuant to this provision shall be an offset against any rents due from LESSEE.

(b)	LESSOR may require specific performance of LESSEE’s obligations with respect to the condition of the Leased Premises or may hold LESSEE liable for the cost of performing such obligations.

11.WASTE. LESSEE shall be responsible for any damage that may be caused to LESSOR’s property by the activities of LESSEE or its subleases under this Lease, and shall exercise due diligence in the protection of all improvements, timber and other property of LESSOR, which may be located on the Leased Premises against fire and damage from any and all other causes. LESSEE shall exercise due diligence to protect the Leased Premises from undue waste or other damages.

12.INDEMNIFICATION. LESSEE agrees to save harmless, protect and indemnify LESSOR from and against any and all loss, damages, claims, suits or actions at law, judgments and costs, including attorney’s fees, which may arise or grow out of any injury to or death of persons, or damages to property, caused by, arising from or in any manner connected with the exercise of any right granted or conferred hereby, of the use, maintenance, operation or condition of the Leased Premises or the activities thereon conducted by LESSEE, whether sustained by LESSEE, LESSOR, their respective agents or employees, or by any other persons, or corporations which seek to hold LESSOR liable except to the extent caused by the negligence or willful misconduct of LESSOR or LESSOR’s agents, employees or contractors. LESSEE agrees that in the event LESSEE secures Liability Insurance on the Leased Premises, LESSOR shall be listed as an additional insured with LESSEE at LESSEE’s expense.

13.CURING OF DEFAULTS. Notwithstanding any provisions of this Lease containing a default provision, any and all present or future holders of a mortgage, deed of trust or other security agreement secured by the Leased Premises shall have the right of a sixty (60) day written notice of default within which to cure any default which may be cured by the payment of money. In addition, for any other default for which a forfeiture of this Lease may be invoked, such holder of such mortgage, deed of trust or other security interest shall have sixty (60) days after receipt of written notice to either require the correction of such default or in lieu thereof to protect itself through the exercise of a power of sale and thereby acquire title to said properties and correct such default.

14.TITLE, RECORDING AND PROCESSING. LESSOR shall certify to LESSEE that LESSOR holds fee simple title to the Leased Premises with the authority to lease said Leased Premises and that said leasehold title delivered to LESSEE under this Lease is marketable. LESSOR will provide such opinions of title and other such documents as may be required by LESSEE.

15.CLASSIFICATION. This Lease is granted in accordance with the laws and regulations for school lands classified as commercial.

16.RESERVATIONS.A. LESSOR reserves title to all timber, minerals, oil, gas, metals, compounds of metals, metal bearing ores, coal, lignite or other subterranean rights together with the right of ingress and egress, notwithstanding which LESSEE shall have the right to pave and grade the Leased Premises as necessary for LESSEE’s use, provided, however, LESSOR agrees that the foregoing reservation will not interfere with LESSEE’s use or intended use of the Leased Premises for the purposes herein set forth.

B.LESSOR reserves the right to grant or to sell right-of-way easements for roads, highways, railroads, telephone lines, electric lines, water lines and other utility lines, provided, however, LESSOR agrees to grant no lease or right-of-way that will interfere with LESSEE’s use or intended use of the Leased Premises for the purposes herein set forth.

C.LESSOR reserves the right to lease the Leased Premises for the exploration and development of oil, gas and minerals together with the right of ingress and egress for such purposes, but LESSOR covenants that no surface or subsurface operations will occur on the Leased Premises during LESSEE’s tenancy.

17.RENT ADJUSTMENT.A. Beginning on November 8, 1998, and on November 8 of each calendar year thereafter through and including November 8, 2003, the annual rent on the leased premises shall be increased in the amount of four percent (4%) of the prior year’s annual rent, compounded annually. Beginning on November 8, 2003, and on November 8 of each calendar year during the Initial Term thereafter, the annual rent shall be increased in the amount of five percent (5%) of the prior year’s rental, compounded annually. Such increase shall be due and payable with the annual lease rental on November 8 of each year of this Lease.

B.This annual rent adjustment shall satisfy the rent adjustment required “not less than once very ten (10) years” under Miss. Code of 1972, Section 29-3-69 as annotated and amended. See Exhibit “A” attached hereto and made a part hereof for a schedule of rental payments.

18.QUIET AND PEACEABLE POSSESSION. LESSEE shall have quite and peaceable possession so long as compliance is made by LESSEE with the terms of this Lease. LESSEE will allow LESSOR or its authorized representatives necessary and reasonable access to the Leased Premises during the last twelve (12) months of the term of this Lease for purposes of appraisals or showing for releasing, and LESSEE further agrees to give reasonable access to appraisers during the lease term for purposes as hereinabove provided. However, access by LESSOR’s agents shall in no way interfere with LESSEE’s use and enjoyment of the Leased Premises during the term of this Lease.

19.SUCCESSORS. The provisions of this Lease shall be fully binding upon LESSOR’s successors and assigns and LESSEE’s successors and assigns.

20.GENERAL DUTIES OF LESSEE. LESSEE agrees:

(a)	to comply with all laws and ordinances applicable to the use of the Leased Premises;
(b)	to allow LESSOR or its authorized representatives reasonable access to the Leased Premises during normal business hours upon reasonable prior notice, subject to rights of subtenants;
(c)	to pay interest at the maximum rate allowed by law on any rent that is past due for more than fifteen (15) days;
(d)	to conduct no illegal activities upon the Leased Premises;
(e)	to perform all obligations under this Lease without notice or demand; and
(f)	to surrender the Leased Premises to LESSOR upon the termination or expiration of this Lease.

21.CREATION OF SECURITY INTERESTS.

A.LESSEE and every successor and assignee of LESSEE is granted the right to create a mortgage, deed of trust or other security interest in this Lease and the Leased Premises, in whole or in part, and to assign this Lease and any of LESSEE’s subleases as collateral for such security interest without LESSOR’s consent.

B.If the holder of such a mortgage, deed of trust or other security interest in this Lease shall institute foreclosure proceedings for default in the mortgage, deed of trust or other security agreement, which proceedings result in a sale of LESSEE’s interest in this Lease, then in such event the purchaser at such foreclose sale shall thereby acquire LESSEE’s interest in this Lease as to the extent of the Leased Premises covered by said foreclosure.

C.No such foreclosure or resulting sale shall constitute a violation of any restriction or prohibition of assignments, sub-leases, or transfer of this Lease.

D.The purchaser at said foreclosure shall have the right to sell or assign, in whole or in part, the interest so acquired without the prior written approval of LESSOR. LESSOR agrees to grant a new lease to the assignee of any purchaser at a foreclosure sale on the said terms and conditions as this Lease.

E.LESSOR agrees at any time, and from time to time, upon not less than ten (10) days’ prior written notice by LESSEE or any assignee, sublessee or mortgagee of LESSEE, to execute, acknowledge, and deliver without charge, a statement in writing stating that this Lease is unmodified (or if there are modifications, identifying the same by the date thereof and specifying the nature thereof), that no notice of default or notice of termination of this Lease has been delivered by LESSOR to LESSEE (or if LESSOR has served such notice, that the same has been revoked, if such is the case), that to LESSOR’s knowledge, no default or event which, with the passage of time or giving of notice, or both, could constitute a default under this Lease (or if any such event of default does exists, specifying the same), specifying the date to which rent has been paid by LESSEE and setting forth any additional rent or other charges which may be due by LESSEE.

22.CONDEMNATION PROCEEDINGS. In the event the Leased Premises or any portion thereof shall be the subject of condemnation proceedings by eminent domain, LESSOR and LESSEE shall share in the compensation based on the value of their respective interests as allowed by law.

23.COVENANTS. As an inducement to the making of this Lease, the parties make the following covenants, representations and warranties:

(a)	LESSEE, as the holder of this lease, is the sole party having any claim provided by law to a lease of the Leased Premises.
(b)

LESSOR expressly covenants to LESSEE that any portion of the Leased Premises which includes the surface rights over or under the utility easements previously granted by LESSOR to other parties shall be used by LESSEE without interference, fencing, or other obstruction or objection for the purpose and use of surfacing said easements for roadways and parking for LESSEE and its businesses.

(c)

LESSOR expressly agrees and covenants that none of the said easements over, across, or under any of the Leased Premises will allow fencing, obstruction or other use of said easements that would prevent LESSEE from using the surface of said easements for parking and roadways on the surface thereof.

(d)

LESSOR covenants to relocate to other lands Esco Smith Memorial Park (approximately 33 acres) now leased to the Board of Supervisors, to terminate such lease agreement with the Board of Supervisors and to obtain the written consent of any and all other parties as may be required so that such land demised by such lease agreement by and between LESSOR and the Board of Supervisors may be used other than for outdoor recreational use. Said relocation shall be commenced on a mutually agreed to start date and shall be completed within 180 days after written notice to both parties of such start date. LESSEE agrees to remove and relocate, on lands provided by LESSOR, the physical structures and equipment which constitute the ballpark located on said land and to assist in site preparation.

(e)

LESSOR covenants to LESSEE that no wastewater or storm drainage holding pond will be approved or allowed within any present or future easement, lease or sub-lease within the Leased Premises and that no wastewater or storm drainage lift station will be approved or allowed within any present or future easement, lease or sub-lease on the Leased Premises unless such lift-station shall first have received the consent of LESSEE.

24.RIGHT TO TERMINATE AND RELEASE. Any provision of this Lease to the contrary notwithstanding, it is understood and agreed between the parties that LESSEE may terminate and cancel this Lease and surrender the Leased Premises to LESSOR at will, without any penalty therefor. Any such termination by LESSEE shall be in writing pursuant to Paragraph 36 below and following such termination, LESSEE shall be relieved of any further obligation under this Lease; provided, however, that LESSEE shall bring current any and all past due rent payments prior to any such termination. LESSOR agrees that any such termination or release of this Lease shall not interfere with or impair the rights of any then-existing assignees or subleases so long as such subleases have been previously approved by LESSOR, and LESSOR agrees to enter into new lease agreements with any such assignees or subleases on the same terms and conditions.

25.COOPERATION BETWEEN THE PARTIES. LESSOR shall render LESSEE its full and complete cooperation and consent, including but not limited to the execution and delivery of all documents and instruments necessary and proper (at no cost to LESSOR) in (i) obtaining all approvals, including, without limitation, zoning approval for commercial use, building permits, demolition permits, environmental agency approvals for commercial uses, licenses, permits and approval from the Army Corps of Engineers, or any similar agencies, and other licenses, zoning approvals, permits and approvals required for the development, construction and operation of LESSEE’s proposed development of the Leased Premises from the United States of America, the State of Mississippi, County of Harrison, City of Gulfport, or any agencies and/or subdivisions of the Federal Government or such states or municipalities having jurisdiction and (ii) removing or re-routing existing easements and/or granting new easements, as may be required in order to develop, construct and operate LESSEE’s proposed development of the Leased Premises. LESSEE acknowledges and agrees that LESSOR’s wanting of any new easements at the request of LESSEE pursuant to this Paragraph 25 shall not decrease the annual ground rental to be paid to LESSOR or otherwise affect such obligation in any manner.

26.GOOD FAITH. The parties hereto agree to deal in good faith with each other. In order to facilitate and expedite the satisfaction and fulfillment of all things mentioned in this Lease, the parties agrees to fully cooperate with each other and, to sign any and all additional papers or documents as may be necessary to fulfill LESSEE’s intent to develop the Leased Premises for commercial use.

27.HAZARDOUS SUBSTANCES. LESSOR hereby certifies to LESSEE and agrees as follows:

(a)	LESSOR has no knowledge after due investigation of
(i)	the presence of any hazardous substances on the Leased Premises; or
(ii)	any spills, releases, discharges, or disposal of hazardous substances that have occurred or are presently occurring on or onto the Leased Premises, or
(iii)	any spills or disposal of hazardous substances that have occurred or are presently occurring off the Leased Premises as the result of any construction on or operation and use of the Leased Premises.
(b)

After the execution of this Lease, LESSEE may cause to be made a Phase I or Level I environmental study. In the event such study indicates that a Phase II or Level II study is necessary, then LESSEE may undertake, at its expense, such additional study and any additional studies necessary to insure that the Leased Premises is free of all hazardous substances.

(c)

In connection with the use of the Leased Premises, LESSOR represents for itself; its contractors, subcontractors, and any and all of its agents that as of the date of the signing hereof it has no knowledge after due investigation of any failure to comply with all applicable local, state, and federal environmental laws, regulations, ordinances, and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of hazardous substances.

(d)	LESSOR warrants and represents to LESSEE that the Leased Premises have not been the site of storage of or contamination by any hazardous substances.
(e)

LESSOR will immediately take all actions which are necessary to clean up any hazardous substances affecting the Leased Premises, which contamination existed prior to execution of this Lease, including the removal, containment, and remedial action required by applicable governmental authorities. Time is of the essence of this provision.

(f)

LESSOR agrees to indemnify and hold LESSEE harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings and costs and expenses (including attorney fees) arising directly or indirectly from or out of or in any way. connected with

(i)	the inaccuracy of the representations contained in this Paragraph 27, or

(ii)	any activities on the Leased Premises during LESSOR’s possession which directly or indirectly results in the Leased Premises becoming contaminated with hazardous substances, or
(iii)	the discovery of hazardous substances on the Leased Premises which were existing on the Leased Premises prior to execution of this Lease and which are in no way attributable to LESSEE.
(g)

LESSOR acknowledges that it will be solely responsible for all costs and expenses related to the clean up of hazardous substances from the Leased Premises or from any other property which might become contaminated with hazardous substances as a result of activities on or the contamination of the Leased Premises prior to execution of this Lease, LESSOR shall cause such cleanup to be done as soon as possible after discovery, notwithstanding that the discovery may occur after the execution of this Lease.

(h)

LESSOR’s obligations under this paragraph are unconditional. The representations, warranties, and covenants of LESSOR set forth in this paragraph shall continue in effect during the term of this Lease and any renewal or extension thereof.

(i)

As used in this paragraph, “hazardous substances” shall include “hazardous waste” and shall mean any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous, toxic, or radioactive substance, petroleum, including crude oil or any fraction thereof, flammable explosives, asbestos, any material containing polychlorinated biphenyls, and any of the substances defined as “hazardous substances” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., and the Toxic Substance Control Act of 1976, as amended, 15 U.S. C. Section 2601, et seq., or any other federal, state, local, or other governmental legislation, statute, law, code, rule, regulation, or ordinance identified by its terms as pertaining to the disposal, storage, generation or presence of hazardous substances or waste.

28.REMOVAL OF TREES. The parties agree that LESSEE shall designate the trees on the Leased Premises which LESSEE desires to retain, and thereafter LESSOR shall cause the Forestry Commission to remove the trees not so designated and sell them for the exclusive benefit of LESSOR.

29.NO OFF-SITE COSTS. LESSOR covenants and promises that there are no off‑site costs required of or assessable to the Leased Premises or to LESSEE or its assigns by any governmental agency occasioned by LESSEE’s contemplated use.

30.COSTS AND EXPENSES.A. Except as provided in this paragraph, LESSOR shall pay all of its costs and expenses related to the execution of this Lease; however, the following items shall be paid by LESSEE:

(a)	All costs associated with permitting before Harrison County.
(b)	LESSEE’s legal costs and expenses.
(c)	Recording fees of the Chancery Clerk of Harrison County.
(d)	Any survey costs for any new survey. If errors are found as it relates to acreage, the survey may be corrected for the determination of actual usable acreage.
(e)	Any costs associated with any environmental study done by LESSEE.

B.Further, it shall be LESSEE’s responsibility to pay for, or to cause to be done by persons or entities other than LESSOR, any construction, roadways, bridges, or other improvement which LESSEE desires to be done to the Leased Premises, and LESSOR shall not be responsible for any such costs. However, LESSOR shall use its best efforts to cooperate with LESSEE to prevent interruption of the full use of the Leased Premises for LESSEE’s intended use.

31.SPECIAL PROVISIONS.A. LESSEE agrees that in the event LESSOR’s liability insurance status changes, due to any change in the State’s present Sovereign Immunity Doctrine, LESSOR may require LESSEE to name LESSOR as an additional insured of LESSEE’s Liability Insurance.

B.If mitigation is required for any lands covered herein, the lands used for said mitigation purposes shall be provided by LESSOR without any cost to LESSEE.

C.LESSEE will construct a privacy fence between the Leased Premises and Bel Aire School.

D.The parties agree that LESSEE shall have the right to dedicate streets, bridges and like improvement to any political subdivision or body politic with authority to receive same. LESSOR agrees to join into or execute any additional documents necessary for said dedication in order to bind LESSOR’s fee interest in the Leased Premises. Notwithstanding any term or provision of this Lease to the contrary, the parties further agree that the dedication of any streets, bridges and like improvements by LESSEE to any political subdivision or body politic with authority to receive same and/or the joinder or execution by LESSOR of any additional documents necessary for said dedication shall not result in any decrease in the amount of ground rental or any other amount to be paid to LESSOR under this Lease or otherwise affect any obligations of LESSEE under this Lease in any manner:

32.MODIFICATION. This Lease contains all of the agreements and representations between the parties. No change or modifications of this Lease shall be valid unless the same be in writing and signed by LESSOR and LESSEE.

33.EFFECT ON PRIOR AGREEMENTS. This Lease supersedes all prior agreements between the parties hereto with respect to the Leased Premises.

34.BROKERS. Each party hereto represents to the other that it has had no dealing with any real estate broker or finder, and agree to defend, indemnify, and hold each other harmless from any and all losses or claims arising out of or related to any claim for commission or brokerage fee as a result of any breach of this representation and warranty.

35.ZONING. LESSOR represents to LESSEE that the Leased Premises is classified and zoned for commercial use and may be used for hotels, motels, office building, parking garages, festival marketplaces, shopping centers, service stations or any other commercial facilities.

36.NOTICES. All communications between the parties hereto and notices herein shall be in writing and shall be mailed and faxed to the parties at the following addresses and numbers:

to:	LESSEE Gulfport Retail Partners, L.P. 5605 N. MacArthur Blvd., Suite 210 Irving, Texas 75038 Fax No. (972) 714-0766

with information copy to:

T.W. Realty, Inc.
9669 N. Central Expressway, Suite 290
Dallas, Texas 75231
Fax No. (214) 360-9155

with information copy to:

Raymond J. Kane, Esq.
Kane, Russell, Coleman & Logan, P.C.
3700 Thanksgiving Tower
1601 Elm Street
Dallas, Texas 75201
Fax No. (214) 777-4299

to:	LESSOR	;or if sent by courier or overnight delivery

The Board of Education Harrison County School District Henry Arledge, Superintendent P.O. Box 1090 Gulfport, MS 39502 Fax No. (601) 865-4259		The Board of Education Harrison County School District Henry Arledge, Superintendent 1801 23rd Avenue Gulfport, MS 39501

with information copy to:	;or if sent by courier or overnight delivery

Albert Necaise, Esq. P.O. Box 717 Gulfport, MS 39502 Fax No. (601) 868-8307	Albert Necaise, Esq. 1621 23rd Avenue Gulfport, MS 39501

Or at such other address and/or fax number as either party may designate pursuant to this paragraph.

37.FORCE AND EFFECT. If any provision of this Lease is declared void, by a court of jurisdiction over the subject matter, then the provision declared void shall be deemed deleted from this Lease and all other provisions of this Lease shall remain in full force and effect.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Lease is executed by LESSOR pursuant to order entered upon its minutes and is subject to the present lease on Esco Smith Memorial Park by the Harrison County Board of Supervisors and approval of this Lease by said Board of Supervisors. This Lease is executed by LESSEE on this the 21st day of September 1988, but effective as of July 28, 1998.

LESSOR:

HARRISON COUNTY BOARD OF EDUCATION

By:	/s/ Henry Arledge
Henry Arledge,
Superintendent of Education

By:	/s/ William H. Bradley
William Bradley,
President of the Board of Education

STATE OF MISSISSIPPI	§
§
COUNTY OF HARRISON	§

This day personally appeared before me, the undersigned authority at law in and for the above named State and County, the within named Superintendent of Education and the President of the Board of Education of Harrison County, Mississippi, who acknowledged that they signed and delivered the above and foregoing instrument of writing on the day and year therein mentioned, in the capacity therein set forth, and after having been authorized to do so by Order of said Board as recorded in Minute Book ___ at Page ___.

Given under my hand and official seal on this the 13th day of October, 1998.

/s/ Jodie Ladner
Notary Public in and for the State of Mississippi

My Commission Expires:

MISSISSIPPI STATEWIDE NOTARY PUBLIC
MY COMMISSION EXPIRES SEPT. 18, 2000
BONDED THRU STEGALL NOTARY SERVICE

LESSEE:

GULFPORT RETAIL PARTNERS, L.P.,
a Texas limited partnership

By:	KBI, Inc.,
a Texas corporation,
Managing General Partner

By:	/s/ David P. Berndt,
David P. Berndt,
President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

The foregoing instrument was acknowledged before me this 14th day of September 1998, by David P. Berndt, as President of KBI, INC., a Texas corporation, Managing General Partner of GULFPORT RETAIL PARTNERS, L.P., a Texas limited partnership, on behalf of the partnership, who is personally known to me to be the person and officer who signed the foregoing instrument and he acknowledged that the execution thereof was his free act and deed as such officer of such corporation, and as the act and deed of such corporation, for the uses and purposes therein expressed.

WITNESS my hand and official seal this 14th day of September 1998.

/s/ Tammy Miller
Notary Public in and for the State of Texas

My Commission Expires:

TAMMY MILLER
MY COMMISSION EXPIRES
JULY 10, 1999

APPROVAL

The Harrison County, Mississippi Board of Supervisors does hereby approve this Lease and the consideration stipulated for in this Lease.

WITNESS THE SIGNATURE of the said Board of Supervisors on this the 2nd day of November, 1998.

HARRISON COUNTY, MISSISSIPPI BOARD OF SUPERVISORS

By:	/s/ Larry Benefield
Larry Benefield,
President of the Board of Supervisors

ATTEST:

[signature not legible]
Clerk of the Board of Supervisors

STATE OF MISSISSIPPI	§
§
COUNTY OF HARRISON	§

This day personally appeared before me, the undersigned authority at law in and for the above named State and County, the within named President of the Board of Supervisors of Harrison County, Mississippi, who acknowledged that he/she signed and delivered the above and foregoing instrument of writing on the day and year therein mentioned, in the capacity therein set forth, and after having been authorized to do so by Order of said Board as recorded in Minute Book ___ at Page ___.

Given under my hand and official seal on this the 2nd day of November, 1998.

/s/ Martha P. Sinopali
Notary Public in and for the State of Mississippi

My Commission Expires: My Commission Expires Feb. 27, 2000

Exhibit “A”

Annual Rentals

LEASE YEAR	ANNUAL RENTAL
November 8, 1997 - November 7, 1998	65,602.13
November 8, 1998 - November 7, 1999	68,226.23
November 8, 1999 - November 7, 2000	70,953.38
November 8, 2000 - November 7, 2001	73,791.52
November 8, 2001 - November 7, 2002	76,743.18
November 8, 2002 - November 7, 2003	79,812.91
November 8, 2003 - November 7, 2004	83,803.55
November 8, 2004 - November 7, 2005	87,993.73
November 8, 2005 - November 7, 2006	92,393.42
November 8, 2006 - November 7, 2007	97,013.09
November 8, 2007 - November 7, 2008	101,863.75
November 8, 2008 - November 7, 2009	106,956.93
November 8, 2009 - November 7, 2010	112,304.78
November 8, 2010 - November 7, 2011	117,920.02
November 8, 2011 - November 7, 2012	123,816.02
November 8, 2012 - November 7, 2013	130,006.82
November 8, 2013 - November 7, 2014	136,507.16
November 8, 2014 - November 7, 2015	143,332.52
November 8, 2015 - November 7, 2016	150,499.15
November 8, 2016 - November 7, 2017	158,024.11
November 8, 2017 - November 7, 2018	165,925.31

November 8, 2018 - November 7, 2019	174,221.58
November 8, 2019 - November 7, 2020	182,932.66
November 8, 2020 - November 7, 2021	192,079.29
November 8, 2021 - November 7, 2022	201,683.26
November 8, 2022 - November 7, 2023	211,767.42
November 8, 2023 - November 7, 2024	222,355.80
November 8, 2024 - November 7, 2025	233,473.59
November 8, 2025 - November 7, 2026	245,147.27
November 8, 2026 - November 7, 2027	259,404.63
November 8, 2027 - November 7, 2028	270,274.86
November 8, 2028 - November 7, 2029	283,788.60
November 8, 2029 - November 7, 2030	297,978.03
November 8, 2030 - November 7, 2031	312,876.93
November 8, 2031 - November 7, 2032	328,520.78
November 8, 2032 - November 7, 2033	344,946.82